Exhibit 99.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED BYLAWS

OF

AMERISOURCEBERGEN CORPORATION

The undersigned, being the Secretary of AmerisourceBergen Corporation, a Delaware corporation, hereby certifies that the Board of Directors of the corporation approved an amendment to Section 5.04 of the Company’s Amended and Restated Bylaws to read in its entirety as follows, effective as of the date indicated below:

“SECTION 5.04. Executive Management Committee. There shall be an Executive Management Committee of the Corporation, the members of which shall consist of the Chief Executive Officer, the President, the Chief Financial Officer and such other officers of the Corporation as the Board may determine from time to time. The Executive Management Committee shall have and may exercise all the powers and authority in the management of the business and affairs of the Corporation, insofar as it pertains to capital expenditures and acquisitions, as the Board may determine.”

Date: September 27, 2007

/s/ John G. Chou
John G. Chou, Secretary